Exhibit 10.1

DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement (this “Agreement”) is executed by Craig Technical Consulting, Inc., a Delaware corporation (the “Lender”), and Sidus Space, Inc., a Delaware corporation (the “Company”), effective as of June 3, 2022.

W I T N E S S E T H

WHEREAS, on May 1, 2021, the Company delivered a Promissory Note to the Lender in the initial principal amount of $4 million, in exchange for a loan from Lender of such amount which was later reduced through partial forgiveness and repayment to approximately $1.624 million including interest as of the date hereof (the “Promissory Note”);

WHEREAS, the entire principal amount of the Promissory Note and all accrued interest thereon remains outstanding as of the date hereof; and

WHEREAS, the Lender hereby agrees to terminate and discharge the Company from its obligations under the Promissory Note, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Forgiveness of Indebtedness and Termination of Promissory Note. The Lender hereby forgives the entire unpaid principal amount of the Promissory Note and any accrued interest thereon owed by the Company to the Lender and hereby agrees that the Promissory Note shall be null and void and that neither the Company nor Lender shall have any further rights or obligations thereunder.

2.	Wavier of Notice. The Lender hereby waives (i) any notice requirement in connection with the termination of the Promissory Note, and (ii) any prohibition on the prepayment of the Promissory Note.

3.	Release. The Lender, on behalf of itself and its agents, heirs, legal representatives, successors and assigns and any other person who may claim through such persons, hereby irrevocably, unconditionally and completely release, acquits and forever discharges the Company, its affiliates, successors, stockholders and past, present and future assigns, directors, officers, agents, attorneys and representatives and affiliates of any such persons (the “Released Persons”) from any Claim, and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the Lender may have had in the past, may now have or may in the future have against any of the Released Persons, directly or indirectly relating to or directly or indirectly arising out of the Promissory Note, except for any Claims that cannot be released as a matter of law. For purposes of this Agreement, the term “Claim” means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature in connection with the Promissory Note, including, without limitation, any unknown, unsuspected or undisclosed claim.

4.	Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, representations, understandings and arrangements, whether written or oral.

5.	Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state without giving effect to the choice of law principles of such state.

6.	Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile, “pdf” or equivalent format), each of which when so executed and delivered shall be deemed an original and which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

LENDER:

Craig Technical Consulting, Inc., a Delaware corporation

/s/ Carol M. Craig
Name:	Carol M. Craig
Title:	CEO

COMPANY:

Sidus Space, Inc., a Delaware corporation

By:	/s/ Teresa Burchfield
Name:	Teresa Burchfield
Title:	CFO

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